As filed with the Securities and Exchange Commission on June 14, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

The Securities Act of 1933

MANPOWER INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1672779
(State of Incorporation)	(I.R.S. Employer Identification No.)
5301 North Ironwood Road
Milwaukee, Wisconsin	53217
(Address of Principal Executive Offices)	(Zip Code)

________________________________________

2003 EQUITY INCENTIVE PLAN

________________________________________

Michael J. Van Handel

Manpower Inc.

5301 North Ironwood Road

Milwaukee, Wisconsin 53217

(414) 961-1000

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Kenneth C. Hunt

Dennis F. Connolly

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

(414) 273-3500

CALCULATION OF REGISTRATION  FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	3,000,000	$62.66(1)	$187,980,000	$20,113.86(1)

(1)

Registration fee calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The registration fee is based on the average of the high and low price of a share of Manpower Inc. common stock on June 8, 2006 on the New York Stock Exchange.

INCORPORATION OF CERTAIN

INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended.  The information in the Registration Statement on Form S-8 filed by Manpower Inc. (Registration No. 333-105205) pursuant to the Securities Act of 1933 on May 13, 2003, is incorporated by reference into this Registration Statement.

Exhibits

4.1

2003 Equity Incentive Plan of Manpower Inc. (Amended and Restated Effective April 25, 2006)

5.1

Opinion of Godfrey & Kahn, S.C.

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2

Consent of Deloitte & Touche LLP

23.3

Consent of PricewaterhouseCoopers LLP

24.1

Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 13, 2006.

MANPOWER INC.

By:

 /s/ Jeffrey A. Joerres

Jeffrey A. Joerres

Chairman, President and

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Jeffrey A. Joerres		Chairman, President and Chief Executive	June 13, 2006
Jeffrey A. Joerres		Officer and a Director (Principal Executive Officer)

/s/ Michael J. Van Handel		Executive Vice President, Chief Financial Officer	June 13, 2006
Michael J. Van Handel		and Secretary (Principal Financial Officer and Principal Accounting Officer)

Directors:	J. Thomas Bouchard, Rozanne L. Ridgway, Marc J. Bolland, Stephanie A. Burns, Jack M. Greenberg, Willie D. Davis, Terry A. Hueneke, John R. Walter and Edward J. Zore

By:	/s/ Michael J. Van Handel Michael J. Van Handel Attorney-In-Fact*		June 13, 2006

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibits

4.1

2003 Equity Incentive Plan of Manpower Inc. (Amended and Restated Effective April 25, 2006)

5.1

Opinion of Godfrey & Kahn, S.C.

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2

Consent of Deloitte & Touche LLP

23.3

Consent of PricewaterhouseCoopers LLP

24.1

Powers of Attorney